Exhibit 99.1

TMT Acquisition Corp Announces the Separate Trading of its Ordinary Shares and Rights Commencing on May 1, 2023

New York, NY, April 27, 2023 (GLOBE NEWSWIRE) – TMT Acquisition Corp (the “Company”) (Nasdaq: TMTCU), a blank check company incorporated as a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, today announced that, commencing on May 1, 2023, holders of the 6,000,000 units (the “Units”) sold in the Company’s initial public offering (the “Offering”) may elect to separately trade the ordinary shares and rights included in the Units. Any Units not separated will continue to trade on the NASDAQ Global Market (“NASDAQ”) under the symbol “TMTCU.” Any underlying ordinary shares and rights that are separated are expected to trade on the NASDAQ under the symbols “TMTC” and “TMTCR,” respectively. Holders of Units will need to have their brokers contact the Company’s transfer agent, Continental Stock Transfer & Trust Co., in order to separate the holders’ Units into ordinary shares and rights.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About TMT Acquisition Corp

TMT Acquisition Corp is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the separation and trading of the Company’s securities and search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. TMT Acquisition Corp undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact Information:

Maggie Zhang

Email: maggie.zhang@ascendantga.com

Tel: (347) 627-0058